EXHIBIT 10.1

FIFTH AMENDMENT TO AMENDED AND

RESTATED LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered into on October 22, 2007, by and among THE DIXIE GROUP, INC., a Tennessee corporation ("Borrower"), each of the subsidiaries of Borrower as guarantors ("Guarantors"), and BANK OF AMERICA, N.A. (as both "Agent" and "Lender") in its capacity as collateral and administrative agent for Lenders (as defined in the Loan Agreement referenced below), and Lenders.

Recitals:

Lender and Borrower are parties to a certain Amended and Restated Loan and Security Agreement dated April 14, 2004, as amended (as at any time amended, the "Loan Agreement"), pursuant to which Lender agreed to make certain loans and other extensions of credit to Borrower from time to time, subject to the terms and conditions contained therein.

Borrower has requested that Lender agree to amend the Loan Agreement.  Lender is willing to amend the Loan Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Definitions.  All capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.

Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)

By deleting the reference to "$80,000,000" contained on the cover page to the Loan Agreement and by substituting a reference to "$90,000,000" in lieu thereof.

(b)

By deleting the reference to "$80,000,000" contained in Section 1 of the Loan Agreement and by substituting a reference to "$90,000,000" in lieu thereof.

(c)

By deleting Section 9.2.7 of the Loan Agreement in its entirety and by substituting the following new Section 9.2.7 in lieu thereof:

9.2.7

Distributions.  Declare or make any Distributions, except for (i) Upstream Payments, (ii) so long as each of the Distribution Conditions is satisfied, payment of dividends and repurchases of Equity Interests in Borrower (other than Special Distributions) not to exceed $3,000,000 in the aggregate per Fiscal Year, (iii) payment of dividends and repurchases of Equity Interests in Borrower (other than Special Distributions) in excess of $3,000,000 in the aggregate per Fiscal Year so long as each of the Distribution Conditions is satisfied and Borrower (a) shall have maintained Average Availability of not less than $5,000,000 for the period consisting of the 60 days preceding such Distribution, (b) shall have Availability of not less than $5,000,000 on the date of such Distribution and after giving pro forma effect to such Distribution, and (c) shall have maintained a Fixed Charge Coverage Ratio of not less than 1.00 to 1:00 for the twelve month period ended on the last day of the most recently ended Fiscal Quarter both prior to such Distribution and after giving pro forma effect to such Distribution; and (iv) so long as each of the Special Distribution Conditions is satisfied, Special Distributions.

(d)

By deleting the definition of "Fixed Charge Coverage Ratio" in Appendix A to the Loan Agreement and by substituting the following new definition in lieu thereof:

Fixed Charge Coverage Ratio - for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures for such period (but excluding Capital Expenditures financed with the proceeds of Debt for Money Borrowed other than Revolver Loans), minus Borrower's cash income taxes for such period (but excluding the effect of income tax refunds with respect to prior fiscal periods), minus Distributions (other than Special Distributions) made during such period, to (ii) regularly scheduled payments of principal and interest on Borrower's Funded Debt due during such period.

(e)

By adding the following new definitions of "Special Distributions," "Special Distribution Certificate," "Special Distribution Conditions," and "Special Distribution Period" to Appendix A to the Loan Agreement, in proper alphabetical sequence:

Special Distributions - so long as each of the Special Distribution Conditions is satisfied, payment of dividends and repurchases of Equity Interests in Borrower not to exceed $10,000,000 in the aggregate made by Borrower on or before December 31, 2008.  All such Special Distributions shall be made during Special Distribution Periods, as defined herein, and shall be made in amounts not to exceed the amounts determined by, and set forth in, a Special Distribution Certificate, as defined herein.

Special Distribution Certificate - a Certificate prepared by Borrower and delivered to Lender prior to the commencement of a Special Distribution Period, which sets forth the maximum amount of Special Distributions that may be made by Borrower during such Special Distribution Period based on the Special Distribution Conditions and incorporates a calculation of each of the Special Distribution Conditions.  The Special Distribution Certificate shall also set forth the aggregate of all Special Distributions and Distributions disbursed since the date of the Fifth Amendment.

Special Distribution Conditions - the following conditions, the satisfaction of each of which shall be a condition to each Special Distribution under Section 9.2.7(iv) of this Agreement:

(i)

Each of the Distribution Conditions is satisfied;

(ii)

Borrower shall have maintained Availability of not less than $12,000,000 on each Business Day during the 60-day period preceding delivery of each Special Distribution Certificate after giving pro forma effect to such Special Distribution;

(iii)

Borrower shall have Availability of not less than $12,000,000 on the date of such Special Distribution and after giving pro forma effect to such Special Distribution;

(iv)

Borrower shall have a Debt to EBITDA ratio equal to or less than 3.75 to 1.00 (after giving pro forma effect to such Special Distribution) as of the most recent fiscal month for the 12 fiscal months prior to the delivery of the Special Distribution Certificate; and

(v)

Borrower shall have a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 (exclusive of any Special Distribution) as of the most recent fiscal month for the 12 fiscal months prior to delivery of the Special Distribution Certificate.

Special Distribution Period - the 40-day period beginning on the date a Special Distribution Certificate is delivered to the Lender by the Borrower.

(f)

By deleting the reference to $60,000,000 contained in the definition of "Revolver Commitments" set forth in Appendix A to the Loan Agreement and by substituting a reference to $70,000,000 in lieu thereof.

(g)

On each Compliance Certificate required under Section 9.1.3 of this Agreement, Borrower shall disclose the aggregate Dollar amount of all Special Distributions made as of the date of such certificate.

4.

Ratification and Reaffirmation.  Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

5.

Acknowledgments and Stipulations.  Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the security interests and liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and Liens; the unpaid principal amount of the Revolver Loans on and as of September 24, 2007, totaled $38,025,126.71; and the unpaid principal amount of the Term Loans on and as of September 24, 2007, totaled $16,438,750.

6.

Representations and Warranties.  Borrower represents and warrants to Lender, to induce Lender to enter into this Agreement, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of Borrower and this Agreement has been duly executed and delivered by Borrower; and except as may have been disclosed in writing by Borrower to Lender prior to the date hereof, all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

7.

Conditions Precedent.  The effectiveness of the amendments contained herein are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a)

No Default or Event of Default shall exist;

(b)

Lender shall have received a duly executed counterpart of this Amendment, together with such additional documents, instruments and certificates as Lender shall require in connection therewith;

(c)

Lender shall have received a duly executed Sixth Amended and Restated Revolver Note in the amount of its Revolver Commitment in the form of Exhibit A attached hereto; and

(d)

Borrower shall have paid, or made provision for the payment on the date hereof of, all fees and expenses set forth in Sections 9 and 11 hereof.

8.

Additional Covenants.  To induce Lender to enter into this Agreement, Borrower covenants and agrees as follows:  (a) on or before November 9, 2007, Borrower shall execute and deliver to Lender an amendment to each of the Mortgages for the Real Estate that reflects the increase in the Revolver Commitments, in the form of Exhibit B attached hereto; (b) within 30 days after the recordation of the amendments to Mortgages referenced in subsection 8(a) above, Borrower shall deliver to Lender fully paid mortgagee title insurance endorsements, in standard ALTA form, issued by Chicago Title Insurance Company, which shall give effect to the Mortgage amendments for the Real Estate described in the foregoing clause (a), in the form of Exhibit C attached hereto; and (c) Borrower shall reimburse Lender for the payment of all applicable documentary stamp, intangibles, recording, note or other similar taxes payable with respect to the Mortgage amendments described in clause (a).

9.

Amendment Fee.  In consideration for Lender's willingness to enter into this Agreement, Borrower agrees to pay to Lender a fee of $35,000, in immediately available funds, on the date hereof, which fee shall be non-refundable and fully earned as of the date hereof.

10.

No Waiver.  In no event shall Lender's entry into this Agreement or the making of additional Loans to Borrower be deemed to constitute a waiver by Lender of any Event of Default in existence on the date hereof, or of Borrower's continuing obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents, as amended hereby.

11.

Expenses of Lender.  Borrower agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Agreement and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

12.

Effectiveness; Governing Law.  This Agreement shall be effective upon execution by Borrower and acceptance by Lender in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

13.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.

No Novation, etc.  Except as otherwise expressly provided in this Agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

15.

Counterparts; Telecopied Signatures.  This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each  of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

16.

Further Assurances.  Borrower agrees to take such further actions as Lender shall request from time to time in connection herewith to evidence or give effect to the agreements and amendments set forth herein or any of the transactions contemplated hereby.

17.

Section Titles.  Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

18.

Waiver of Jury Trial.  To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal, and delivered by their respective duly authorized officers on the date first written above.

BANK OF AMERICA, N.A.,

as Agent and Lender

By:  /s/ James C. Wells

Title: Vice President

ACCEPTED AND AGREED TO:

THE DIXIE GROUP, INC.

("Borrower")

By: /s/ Daniel K. Frierson

Title:  Chairman

By: /s/ Gary A. Harmon

Title: Vice President & Chief

      Financial Officer

Attest: /s/ Starr T. Klein

Title: Secretary

[CORPORATE SEAL]

FABRICA INTERNATIONAL, INC.,

formerly known as Fabrica International

("Guarantor")

By: /s/ Gary A. Harmon

Title: Vice President

Attest: /s/ Starr T. Klein

Title: Secretary

[CORPORATE SEAL]

[Signatures continue on following page]

BRETLIN, INC.

("Guarantor")

By: /s/ Gary A. Harmon

Title:  President

Attest: /s/ Starr T. Klein

Title: Secretary

[CORPORATE SEAL]

CANDLEWICK YARNS, INC.

("Guarantor")

By: /s/ Gary A. Harmon

Title:  President

Attest: /s/ Starr T. Klein

Title: Secretary

[CORPORATE SEAL]

DIXIE GROUP LOGISTICS, INC.

("Guarantor")

By: /s/ Gary A. Harmon

Title:  President

Attest: /s/ Starr T. Klein

Title: Secretary

[CORPORATE SEAL]

[Signatures continue on following page]

MASLAND CARPETS, LLC

("Guarantor")

By: /s/ Gary A. Harmon

Title:  Chief Manager

Attest: /s/ Starr T. Klein

Title: Secretary

[CORPORATE SEAL]